                                                                   EXHIBIT 10.21

                                                                  EXECUTION COPY

                              ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT dated July 1, 1997 (herein as amended, modified or supplemented from time to time in accordance with the terms hereof, this "Agreement"), between SECURITY CAPITAL U.S. REALTY (the "Company"), a societe d'investissement a capital fixe, whose registered office is at 69, route d'Esch, L-1470, Luxembourg, SECURITY CAPITAL HOLDINGS S.A., a societe anonyme which is a wholly-owned subsidiary of the Company incorporated in Luxembourg in the form of a societe a participation financiere, whose registered office is also at 69, route d'Esch, L-1470, Luxembourg, ("Holdings") and SECURITY CAPITAL (EU) MANAGEMENT S.A., a societe anonyme incorporated in Luxembourg, whose registered office is also at 69, route d'Esch, L-1470 Luxembourg (the "Operating Advisor").


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Company engages in real estate business, primarily by acquiring, through Holdings, interests in real estate operating companies established in the United States ("Real Estate Operating Companies"), including public real estate investment trusts established in the United States ("REITs");

     WHEREAS, Holdings is the wholly-owned subsidiary of the Company and owns, monitors and arranges bank financing in respect of, the Company's investments;

     WHEREAS, the Company has made and may in future make private placements and public offerings of its shares;

     WHEREAS, the Company and Holdings wish to retain the Operating Advisor to provide strategic advice on the operations of the Company and Holdings, respectively and to provide certain related services, as herein further provided and subject to the limitations herein set out; and

     WHEREAS, the Operating Advisor is ready and willing to provide such services, subject to and in accordance with the provisions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof), unless the context otherwise requires:


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

     "Agreement" is defined in the preamble.

     "Business Day" means any day which is not a Saturday, a Sunday or a legal holiday on which banks are authorized or required to be closed in Luxembourg or (insofar as payment is to be made in U.S. Dollars) in New York City.

     "Company" is defined in the preamble.

     "Holdings" is defined in the preamble.

     "Net Asset Value" means the net value of the Company's assets calculated in accordance with the Articles of Incorporation of the Company and the Offering Materials.

     "Offering Materials" means the Offering Circular dated July 1, 1997 and any other offering circular in force from time to time and any other documents incorporated by reference therein.

     "Operating Advisor" is defined in the preamble.

     "Operating Advisor's Indemnitee" is defined in Section 9.

     "Operating Guidelines" means any guidelines for carrying out the Company's operations which are communicated in writing from time to time by the Company to the Operating Advisor.

     "Real Estate Operating Companies" is defined in the first recital.

     "REITs" is defined in the first recital.

     "Security Capital Group" means Security Capital Group Incorporated, a Maryland corporation.

     SECTION 2. Appointment. The Company and Holdings hereby jointly appoint the Operating Advisor to provide services to the Company and Holdings, respectively, pursuant to the terms and conditions of this Agreement. The Operating Advisor accepts such appointment and agrees to render the services herein set out as herein provided and subject to the limitations herein set out.

     SECTION 3.  Duties and Undertakings of the Operating Advisor.

          (a) The Operating Advisor shall perform the following services for the Company and Holdings:

                 (i) carry out research in relation to the operations of the Company and Holdings, respectively;

                  (ii)   formulate and recommend annual strategic plans;

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

          (iii) evaluate and recommend non-controlling and controlling investments in Real Estate Operating Companies and negotiate investment contracts for controlling investments;

          (iv) recommend and, after obtaining the approval of the directors of the Company and Holdings, cause the execution of capital markets and borrowing transactions;

          (v) if specifically requested by the Company or Holdings, facilitate certain administrative services to be provided in Luxembourg;

          (vi) provide or arrange for the provision of material for inclusion in reports to shareholders or in materials to be provided to directors, as may be reasonably requested by the Company or Holdings, as appropriate, or as may be required by applicable laws; and

          (vii) arrange for the preparation and forwarding to shareholders all certificates, cheques, warrants and statements as may be required from time to time in each case subject to the terms and procedures set out in the Offering Materials and the Operating Guidelines, to the Articles of Incorporation of the Company or Holdings, as appropriate, and to Luxembourg and any other applicable laws and regulations including, without limitation, any Luxembourg laws and regulations requiring certain functionaries of the Company or Holdings to be entities established in Luxembourg and requiring certain operations of the Company or Holdings to be carried on in Luxembourg.

     (b) In addition, upon request by the Company or Holdings, representatives of the Operating Advisor shall attend board meetings of the Company or Holdings, as the case may be.

     (c)  The Operating Advisor undertakes that:

          (i) it will at all times perform all of its activities pursuant to its appointment hereunder outside the United States of America and its territories and possessions;

          (ii) it will not, unless previously authorised by the directors of the Company and Holdings, enter or purport to enter into any contractual obligation on behalf of the Company and Holdings, respectively, pursuant to its appointment hereunder; and

          (iii) it will at all times perform all of its activities pursuant to its appointment hereunder so as to assist the Company in qualifying and continuing to qualify as a venture capital operating company within the meaning of a U.S. Department of Labor regulation at 29 C.F.R.(S)2510.3-101.

     SECTION 4.   Delivery of Documents.

          (a) The Company has delivered copies of each of the following documents to the Operating Advisor, and will promptly notify and deliver to the Operating Advisor all future amendments and supplements to any thereof, if any:

                  (i)     the Articles of Incorporation of the Company; and

                  (ii)    the Offering Materials.

          (b) Holdings has delivered copies of its Articles of Incorporation to the Operating Advisor, and will promptly notify and deliver to the Operating Advisor all future amendments and supplements thereto.

     SECTION 5. Delegation and Retainer of Consultants. The Operating Advisor may, in its discretion in connection with the rendering of the services required under Section 3, delegate the performance of any such services, including, without limitation, the provision of strategic advice and any related services, and retain such consultants or other parties as it may deem appropriate to furnish information and advice, clerical and other services and assistance for the benefit of the Company and/or Holdings; provided that, any parties retained by the Operating Advisor for the rendering of the services required under
Section 3 shall be explicitly retained as independent contractors, whether or not they are affiliated to the Operating Advisor, that such consultants or other parties shall, under the terms of their retainer, be explicitly precluded from entering into any contractual obligation on behalf of the Company or Holdings unless directed to do so by the Company or Holdings, respectively, that such consultants or other parties shall have substantial clients other than the Company, Holdings and the Operating Advisor, and that, notwithstanding any such delegation or retainer of such consultants or other parties, the Operating Advisor shall remain responsible to the Company or Holdings, as appropriate, for the performance of such services. Any such delegation shall be subject to updating any memorandum forming part of the Offering Materials accordingly.

     SECTION 6.   Remuneration and Reimbursement of Expenses.

          (a) For the services it provides pursuant to this Agreement, the Operating Advisor shall receive a fee of 1.25 per cent. per annum, payable quarterly in arrears, of the average monthly value of funds, defined as the average of the beginning of month and end of month values (other than funds placed by the Company and/or Holdings in liquid, short-term investments, pending further investment, and investments in securities of Security Capital Group) invested by the Company and/or Holdings for the immediately preceding month; such fee shall be payable as to 50% thereof by the Company and as to 50% thereof by Holdings, and shall be calculated on the last Business Day of each calendar quarter and shall be due and payable no later than 15 days after such Business Day.

          (b) The Company or Holdings (as appropriate) shall pay, or cause to be paid out of the assets of the Company or Holdings (as appropriate), the following operating and administrative expenses or investment and financing costs (regardless of whether such expenses or costs are capitalized or expensed under generally accepted accounting principles) of the Company and Holdings and, if the Operating Advisor advances money for any such expenses or costs, it shall be entitled to reimbursement by the Company or Holdings (as appropriate) therefor:

          (i) travel and other out-of-pocket expenses incurred by the directors, officers and employees of the Operating Advisor or its subcontractors in connection with securing financing (including debt and equity) for the Company or Holdings or evaluating, investigating, negotiating or closing the purchase, financing, refinancing or sale of an investment of the Company or Holdings;

          (ii) all other costs and expenses relating to the operations of the Company and Holdings, including, without limitation, travel, appraisal, reporting, audit and legal fees;

          (iii) expenses connected with payments of interest or distributions in cash or any other form made or caused to be made by the board of directors of the Company and Holdings to or on account of holders of securities of the Company and Holdings, respectively;

          (iv) expenses connected with communications to holders of securities of the Company and Holdings and the investment community in general (including meetings between affiliates of the Operating Advisor and investors or analysts) and other book-keeping and clerical work necessary in maintaining relations with holders of securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of securities of the Company and Holdings;

          (v)  custodian, transfer agent and registrar's fees and charges; and

          (vi) expenses relating to any office or office facilities maintained for the Company and/or Holdings separate from the office or offices of the Operating Advisor.

     (c) The Company shall pay or reimburse the Operating Advisor, as appropriate, the operating expenses or costs referred to in Section 6(b); provided that the Company shall not pay or reimburse the Operating Advisor any such operating expenses in any calendar year (excluding for clarification purposes costs relating to specific investment, financing or share issuance transactions which are appropriatedly capitalized, expensed as interest or other general debt costs or included in the investment cost of an asset under generally accepted accounting principles) to the extent such operating expenses exceed 0.25 per cent. per annum of the average monthly value of funds, defined as the average of the beginning of month and end of month values (other than funds placed by the Company or Holdings in liquid, short-term investments pending further investment and investments in securities of Security Capital Group) invested by the Company and/or Holdings for such calendar year (as calculated in respect of each calendar month of such calendar year), and, to the extent that the Company and/or Holdings incur or incurs operating expenses (excluding for clarification purposes costs relating to specific investment, financing or share issuance transactions which are appropriately capitalized, expensed as interest or other general debt costs or included in the investment cost of an asset under generally accepted accounting principles) in any calendar year in excess of the aforementioned amount, the Operating Advisor shall reduce its fee under
     Section 6(a) in relation to such calendar year, with respect to the Company and/or Holdings, as appropriate, in the amount of the excess operating expenses. For the avoidance of doubt, the exclusions contained in the proviso to the immediately preceding sentence shall extend to all costs relating to specific investment, financing or share issuance transactions.

     SECTION 7. Method of Payment. All amounts payable to the Operating Advisor shall be paid in U.S. Dollars in such manner as may be agreed between the Operating Advisor and the Company or Holdings, as appropriate.

     SECTION 8.  Duty of Care, etc.

          (a) The Operating Advisor may rely on information reasonably believed by it to be accurate and reliable including, without limitation, any and all documents delivered pursuant to Section 4.

          (b) The Operating Advisor shall not be required to take any action which is in contravention of any applicable law.

          (c) The Operating Advisor shall not be liable for any action taken or omitted in reliance upon any notice, request, direction, instruction, certificate or other instrument received from the Company or Holdings (or any other party acting on their behalf) believed by the Operating Advisor to be genuine.

          (d) The Operating Advisor shall not be liable to the Company or Holdings for any loss or damage to the Company or Holdings, resulting from the performance by the Operating Advisor of the services it is agreeing to provide hereunder, unless such loss or damage is proved by a court of competent jurisdiction to have been caused by the gross negligence or wilful misconduct of the Operating Advisor.

          (e) In taking any action under this Agreement, the Operating Advisor shall be entitled, at the expense of the Company (in respect of matters relating to services it provides to the Company) or at the expense of Holdings (in respect of matters relating to services it provides to Holdings) or at the equal expense of the Company and Holdings (in respect of matters relating to services it provides to the Company and Holdings together), to receive and act upon advice of counsel selected by the Operating Advisor with the agreement of the Company and/or Holdings, as appropriate, which shall not be unreasonably withheld, and the Operating Advisor shall have no liability for any action taken or omitted pursuant to such advice.

     SECTION 9.   Indemnities.

     (a) The Company agrees to indemnify and hold harmless each of the Operating Advisor and its nominees and their respective agents, directors, employees, officers, advisers and affiliates (each a "Operating Advisor's Indemnitee") from and against all claims, losses, damages, expenses and liabilities (including, without limitation, legal fees and expenses) incurred or assessed, directly or indirectly, against such Operating Advisor's Indemnitee in connection with the performance of services it provides to the Company pursuant to this Agreement, except in connection with any such claim, etc. as is proved by a court of competent jurisdiction to have been caused by such Operating Advisor's Indemnitee's gross negligence or wilful misconduct.

     (b) Holdings agrees to indemnify and hold harmless each Operating Advisor's Indemnitee from and against all claims, losses, damages, expenses and liabilities (including, without limitation, legal fees and expenses) incurred or assessed, directly or indirectly, against such Operating Advisor's Indemnitee in connection with the performance of services it provides to Holdings pursuant to this Agreement, except in connection with any such claim, etc. as is proved by a court of competent jurisdiction to have been caused by such Operating Advisor's Indemnitee's gross negligence or wilful misconduct.

     (c) The Company and Holdings jointly agree to indemnify and hold harmless each Operating Advisor's Indemnitee from and against all claims, losses, damages, expenses and liabilities (including, without limitation, legal fees and expenses) incurred or assessed, directly or indirectly, against such Operating Advisor's Indemnitee in connection with the performance of services it provides to the Company and Holdings together pursuant to this Agreement, except in connection with any such claim, etc. as is proved by a court of competent jurisdiction to have been caused by such Operating Advisor's Indemnitee's gross negligence or wilful misconduct.

SECTION 10.     Term and Termination.

     (a) This Agreement is for a term of two years. On the second anniversary date hereof, this Agreement will be automatically renewed on the same terms for a further period of two years, and upon the expiry of such further period of two years, the same principle will continuously apply as to further renewals, unless in each case both the Company and Holdings acting together otherwise notify the Operating Advisor in writing.

     (b) At any time after the first anniversary date of this Agreement (including, for the avoidance of doubt, at any time during a renewal of this Agreement referred to in Section 10(a) above), both the Company and Holdings acting together may terminate this Agreement upon giving 60 days' written notice to the Operating Advisor.

     (c) Any party hereto may terminate this Agreement early upon giving written notice to the other parties hereto upon a material breach by either of such other parties of the terms hereof.

     (d) In the event of termination, the Operating Advisor shall be entitled to receive all accrued fees and expenses due hereunder up to the date of termination.

     (e) Upon delivery or receipt of any notice of early termination, the Company and Holdings shall promptly appoint a successor Operating Advisor and any resignation or removal of the Operating Advisor shall become effective upon acceptance of appointment by the successor Operating Advisor; provided, however, that if the Company and Holdings shall fail to make such appointment within a period of 60 days following delivery or receipt of any notice of termination as aforesaid, then the Operating Advisor shall be entitled to appoint a successor Operating Advisor.

     (f) In the event of the appointment of a successor Operating Advisor, the Operating Advisor agrees to co-operate with the Company and Holdings in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor Operating Advisor for the Operating Advisor under this Agreement.

     SECTION 11. Non-Exclusivity. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Operating Advisor to engage in any other business or to devote his time and attention in part to any other business. Nothing in this Agreement shall limit or restrict the right of the Operating Advisor to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

     SECTION 12. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior arrangements, written or oral, with respect thereto.

     SECTION 13. Amendments, etc. No amendment to or waiver of any provision of this Agreement, or consent to any departure by any party hereto herefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     In connection with the operation of this Agreement, the Company, Holdings and the Operating Advisor may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     SECTION 14. Headings, etc. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     SECTION 15. Address for Notices. All notices and other communications provided for hereunder shall be in writing and mailed or sent by facsimile or delivered to the relevant party at the address for such party set forth below its signature hereto or at such other address, or sent to such facsimile number, as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or facsimiled, be effective when deposited in the mail addressed as aforesaid, or when the sending facsimile machine shall have confirmed transmission, respectively.

     SECTION 16. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 17. Submission to Jurisdiction. Each of the Company, Holdings and the Operating Advisor irrevocably submits, for the purposes of proceedings relating to this Agreement, to the exclusive jurisdiction of the courts of the Grand Duchy of Luxembourg.

     SECTION 18. Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the Company, Holdings and the Operating Advisor and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties.

     SECTION 19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Grand Duchy of Luxembourg.

     SECTION 20. Counterparts. This Agreement may be executed in three or more counterparts, each of which shall be deemed an original, and all of which shall together be deemed one and the same instrument. This Agreement shall become effective when three or more counterparts have been signed and delivered by each of the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or attorneys duly authorised as of the date first above written.


SECURITY CAPITAL                    By: /s/ WILLIAM SANDERS
U.S. REALTY                             -----------------------------
                                    Name: William Sanders
                                          ---------------------------
                                    Title: Director
                                           --------------------------

                                    Address: 69 Route D'Esch, L-1470
                                             ------------------------
                                              Luxembourg
                                              -----------------------
                                    Attention: Jeffrey Lozad
                                               ----------------------
                                    Telephone:   + 352 48 78 78
                                                ---------------------
                                    Facsimile:   + 352 4590 3331
                                                ---------------------

SECURITY CAPITAL                    By: /s/ JEFFREY LOZAD
HOLDINGS S.A.                           -----------------------------
                                    Name: Jeffrey Lozad
                                          ---------------------------
                                    Title: Director
                                           --------------------------

                                    Address: 69 Route D'Esch, L-1470
                                             ------------------------
                                             Luxembourg
                                             ------------------------
                                    Attention: Jeffrey Lozad
                                               ----------------------
                                    Telephone:   + 352 48 78 78
                                               ----------------------
                                    Facsimile:   + 352 4590 3331
                                               ----------------------


SECURITY CAPITAL                    By: /s/ DAVID ROTH
(EU) MANAGEMENT S.A.                    -----------------------------
                                    Name: David Roth
                                          ---------------------------
                                    Title: Director
                                           --------------------------

                                    Address: 69 Route D'Esch, L-1470
                                             ------------------------
                                             Luxembourg
                                             ------------------------
                                    Attention: Jeffrey Lozad
                                               ----------------------
                                    Telephone:   + 352 48 78 78
                                                ---------------------
                                    Facsimile:     + 352 4590 3331
                                                ---------------------